Exhibit 99.1

LBI MEDIA HOLDINGS, INC.

Three and Six Months Ended June 30, 2007 Earnings Call Transcript

August 14, 2007

2:00 p.m. PST/4:00 p.m. CT/5:00 p.m. EST

Operator: Good day, and welcome to today’s LBI Media’s Second-Quarter 2007 Results Conference Call. Today’s call is being recorded.

At this time, for opening remarks, I would like to turn the call over to Lenard Liberman. Please go ahead, sir.

Lenard Liberman: Thank you, Operator. Good afternoon, everyone, and welcome to our Second-Quarter 2007 Earnings Teleconference. During today’s call I’ll provide an overview of operating results for the three and six months ended June 30, 2007. I’ll also address in more detail the financial results and then take questions.

Before I begin, I have to advise you that this teleconference may contain forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Statements made during this conference call that address results or developments that will occur or may occur at LBI Media Holdings in the future, are forward-looking statements. These statements regarding future plans, events, financial results and prospects of performance at LBI Media Holdings are predictions that involve risks and uncertainties, and actual results may vary materially. I refer you to LBI Media Holdings’ Press Release dated August 14, 2007 for important factors you should consider in evaluating this information.

The forward-looking statements made during this call speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect future events or circumstances. This conference call also contains a non-GAAP financial term within the meaning of Regulation G, as adopted by the SEC. This term is Adjusted EBITDA, which we define as net income or loss plus income tax expense or benefit, gain or loss on the sale of property and equipment, gain or loss on the sale of investments, net interest expense, interest rate swap expense, depreciation and amortization and impairment of broadcast licenses. However, for the purposes of this teleconference, I’ll refer to what we entitle Adjusted EBITDA as simply EBITDA.

In conformity with Regulation G, we’ve provided a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure, net cash flows provided by operating activities, prepared in accordance with U.S. generally accepted accounting principles in our Press Release issued earlier today. This reconciliation is also provided in our 10-Q, which we filed with the SEC today.

I will now turn the call over to Winter Horton, who will highlight our operating results.

Winter Horton: Thank you, Lenard.

For the quarter ended June 30, 2007, net revenues increased by $3.2 million, or 11 percent, to $32.5 million for the three months ended June 30, 2007 from $29.3 million for the same period in 2006.

Our radio division net revenues increased 22.1 percent in the second quarter to $17.1 million from $14 million for the same period last year. Our Los Angeles radio stations, KBUE (Que Buena), and KHJ (La Ranchera), both performed very well in the spring Arbitron ratings period. Don Cheto, our morning drive personality, continues to climb in the rankings and is already ranked number two in the market in the persons 18-to-34 demographic amongst all stations, including general market broadcasters.

Que Buena also started a new midday DJ, who has increased the 10 a to 3 p daypart ratings share a full point in the Hispanic persons 18-to-34 demographic from an 8.4 in the winter book to a 9.4 in the recent spring book. Que Buena’s 7 p to midnight daypart also had impressive increases, growing almost 25 percent in the Hispanic persons 18-to-34 demographic from winter to spring.

KHJ, our Los Angeles AM station, continues to be the number one Hispanic AM station in the market, with a 1.5 share among persons 12-plus in the spring Arbitron ratings book and actually beats many FM stations, including KSSE (Super Estrella) and KLYY (Oye). Our Dallas radio cluster, which includes five FMs and one AM station, continues to grow in the ratings. KNOR, our regional Mexican format, is ranked number two amongst Spanish language stations in the Hispanic male 18-to-34 demographic in both morning and afternoon drive dayparts. KZZA, or Casa 106.7, also had strong growth in the adults 18-to-34 demographic from winter to spring books with a 33-percent increase in its average quarter-hour share.

In Houston, the construction of our brand new Bay City tower was completed in late July, and both KIOX-FM and KXGJ-FM are now broadcasting from the new structure. Both signals have been dramatically improved and now have much greater coverage of the Houston DMA. Arbitron has now implemented the PPM, or Personal People Meter, audience measurement system in Houston, and our stations stand to benefit from the more accurate ratings. Early reports have shown general compression in the ratings numbers for Spanish language stations in that market, thus bringing our stations much closer to the first-place position. KQQK, or “XO” was recently moved to our newly completed 2000-foot tower in Devers, Texas, and KTJM will be moved later this quarter. Both stations will experience improvement in their coverage of the Houston market.

In television, in the second quarter of 2007, our television station group generated net revenue of $15.4 million versus $15.3 million for the same quarter last year, representing a 0.9 percent increase. In May of this year, we adjusted our primetime lineup and added the brand new entertainment game show, “A Que No Puedes.” This change resulted in dramatic increases in the Nielsen Hispanic ratings for both May and the more recent July sweeps period. In May, our primetime lineup from 7 p to 10 p ranked number three among Spanish language networks, outperforming Telemundo by 23 percent in the adult 18-to-34 demographic. In the male 18-to-34 and 18-to-49 demographics, KRCA’s early fringe and primetime programming from 3 p to 7 p ranked number two in the market amongst Spanish language stations, finishing ahead of Telemundo and Telefutura. We’re still producing over 53 hours of original programming every week, and the latest addition to the lineup, “A Que No Puedes,” finished the July sweeps, ranked number two, second only to Univision in the adult 18-to-34 demographic. LBIs other hit show, “Estudio 2,” also finished July sweeps, ranked number two among adults 18-34 and 18-49 as well as in both the men and the women 18-to-34-year-old demographic.

Our Dallas television station, KMPX, performed very well in the May sweeps period. The addition of “A Que No Puedes” and our national newscast, “Noticiero STN,” helped the station achieve an impressive 150-percent increase in the May Nielsen ratings for the adult 18-to-49 demographic in the 7 p to 10 p time period over the May sweeps period from 2006. The male demographics showed even higher year-over-year growth rates in primetime, with the rating for males 18-to-34 growing by 233 percent. A Que No Puedes also delivered big increases in Houston for LBI, with KZJL up 50 percent in the female 18-to-34 demographic and up 20 in the male 18-to-34 demographic.

I will now turn the call back over to Lenard Liberman to review our financial results.

Lenard Liberman: Thank you, Winter. We posted our second-quarter results in the Press Release that was issued today. For the quarter ended June 30, 2007, net revenues increased by $3.2 million,

or 11 percent, to $32.5 million, from $29.3 million for the same period in 2006. This increase was primarily attributable to increased advertising revenue from our Los Angeles and Dallas radio markets. In Dallas, we operate an existing FM radio station and five other radio stations that we recently acquired. Our television segment revenues also contributed an increase of $100,000 in net revenues for the three months ended June 30, 2007.

Operating expenses decreased by $800,000, or 5 percent, to $16.2 million for the three months ended June 30, 2007, from $17 million for the same period in 2006. This decrease in operating expenses was primarily attributable to a $2.7 million decrease in deferred compensation expense and a $1.6 million decrease in an impairment charge related to one of our broadcast licenses that we recorded in the second quarter of 2006, offset by increases in selling, general and administrative expenses, programming expenses and depreciation and amortization.

Adjusted EBITDA increased by $3.1 million, or 19.8 percent, to $18.6 million for the three months ended June 30, 2007 as compared to $15.5 million for the same period in 2006. Our Adjusted EBITDA margin increased to 57.1 percent in the second quarter of 2007, from 52.9 percent in the same period of 2006. We recognized net income of $6.9 million for the three months ended June 30, 2007 as compared to net income of $4.5 million for the same period in 2006, an increase of $2.4 million, or 55 percent. This increase was primarily attributable to a credit to deferred compensation expense related to a payment made in August 2007.

Radio division net revenues increased by $3.1 million, or 22.1 percent, to $17.1 million for the quarter ended June 30, 2007, from $14.0 million for the same quarter last year. This increase was attributable to revenue growth at our Los Angeles radio stations and revenue generated by our new and existing Dallas radio stations. Operating expenses for our radio division decreased by $700,000, or 11.1 percent, to $5.4 million for the three months ended June 30, 2007, from $6.1 million for the same period in 2006. Decreases in operating expenses were attributable primarily to a credit to deferred compensation expense related to a payment made in August 2007, offset by increased expenses associated with our newly acquired Dallas radio station.

Adjusted EBITDA increased by $4.2 million, or 50.1 percent, to $12.7 million for the three months ended June 30, 2007, as compared to an Adjusted EBITDA of $8.5 million for the same period in 2006. Our radio division’s Adjusted EBITDA margin increased to 74.6 percent in the second quarter of 2007 from 60.7 percent in the same period of 2006.

Television division net revenues increased by $100,000, or 0.9 percent, to $15.4 million for the three months ended June 30, 2007, from $15.3 million during the same period in 2006. This increase was primarily attributable to increased advertising revenue at our Texas television stations. Operating expenses for our television division decreased by $100,000, or 1.6 percent, to $10.8 million for the three months ended June 30, 2007, from $10.9 million for the same period in 2006. This decrease in operating expenses was primarily attributable to a $1.6 million decrease in an impairment charge related to one of our broadcast licenses, offset by increases in selling, general and administrative expenses and programming expenses.

Adjusted EBITDA decreased by $1.2 million, or 16.9 percent, to $5.8 million for the quarter ended June 30, 2007, from $7 million for the same quarter last year. Our television division’s Adjusted EBITDA margin decreased to 37.6 percent in the second quarter of 2007 from 45.7 percent for the same period in 2006.

I will now review our financial results for the six months ended June 30, 2007. Net revenues increased by $6.2 million, or 11.9 percent, to $57.7 million, from $51.5 million for the six months ended June 30, 2007, compared to the same period in 2006. This increase was primarily attributable to increased advertising revenue from our Los Angeles and Dallas radio markets and augmented by increases in our television segment. Operating expenses increased by $1.1 million, or 3.5 percent, to $33 million for the six months ended June 30, 2007, from $31.9 million for the same period in 2006. This increase was primarily attributable to increases in selling, general and administrative and programming expenses. Increases in depreciation and amortization were partially offset by decreases in deferred compensation expense and a decrease in impairment charges related to one of our broadcast licenses that we recorded in the second-quarter of 2006.

Adjusted EBITDA increased by $4.7 million, or 19.1 percent, to $29.2 million for the six months ended June 30, 2007, as compared to $24.5 million for the same period in 2006. Our Adjusted EBITDA margin increased to 50.6 percent for the six months ended June 30, 2007, from 47.5 percent in the same period in 2006. We recognized a net loss of $41.1 million for the six months ended June 30, 2007, as compared to a net income of $4.2 million for the same period in 2006, a decrease of $45.3 million. This change is primarily attributable to the one-time non-cash charge of $46.9 million to adjust our deferred tax accounts in the first quarter of 2007 as a result of the sale of Class A common stock of our parent, Liberman Broadcasting, Inc., in March 2007.

Radio division net revenues increased by $5.3 million, or 22.4 percent, to $29.1 million for the six months ended June 30, 2007 from $23.8 million for the same period in 2006. This increase was primarily attributable to revenue increases at our new and existing Dallas radio stations and augmented by an increase in revenues at our Los Angeles radio stations. Operating expenses for our radio division decreased by $100,000, or 0.7 percent, to $12 million for the six months ended June 30, 2007, from $12.1 million for the same period in 2006. Decreases in operating expenses were attributable primarily to credits to deferred compensation expense related to payments made in March and August 2007, offset by increased expenses associated with the Dallas stations we acquired in November 2006.

Adjusted EBITDA for our radio division increased by $6.5 million, or 50 percent, to $19.4 million for the six months ended June 30, 2007, as compared to $12.9 million for the same period in 2006. Our radio division’s Adjusted EBITDA margin increased to 66.5 percent for the six months ended June 30, 2007, from 54.3 percent in the same period of 2006.

Television division net revenues increased by $800,000, or 2.8 percent, to $28.5 million for the six months ended June 30, 2007, from $27.7 million for the same period in 2006. This increase was primarily attributable to increased advertising revenue in our Texas markets. Operating expenses for our television division increased by $1.2 million, or 6.1 percent, to $21 million for the six months ended June 30, 2007, from $19.8 million for the same period of 2006. This increase was primarily attributable to increases in selling, general and administrative expenses as well as increase in programming costs related to the additional production of in-house television programs. Adjusted EBITDA for our television division decreased by $1.8 million, or 15.4 percent, to $9.8 million for the six months ended June 30, 2007, from $11.6 million for the same period in 2006. Our television division’s Adjusted EBITDA margin decreased 34.3 percent for the six months ended June 30, 2007, from 41.7 percent in the same period of 2006.

Turning to our balance sheet, at June 30, 2007, we had approximately $300,000 in cash and cash equivalents. Our total debt balance included $162.1 million of borrowings under our senior credit facilities. As of the end of the quarter, we are in compliance with all financial and non-financial covenants governing our debt agreements. Our cash capital expenditures for the six months ended June 30, 2007 were approximately $8.5 million. These expenses were primarily related to the construction of new towers and transmitter sites for our Houston, Texas radio stations and the addition of certain equipment for our Los Angeles television station.

I will now discuss our recent developments. In July, two of our wholly owned subsidiaries entered into an agreement to acquire the selected assets of radio station KWIE-FM, 96.1 FM, licensed to San Jacinto, California. The acquisition is subject to customary closing conditions and regulatory approvals. We expect that the closing will occur in the fourth quarter of 2007.

In terms of our refinancing, also in July our subsidiary, LBI Media, issued approximately $228.8 million of aggregate principal amount of 8 1/2 percent senior subordinated notes that mature in

2017. A portion of the proceeds from that issuance was deposited into trust to redeem all of LBI Media’s $150 million aggregate principal amount of 10 1/8% senior subordinated notes that mature in 2012. The redemption amount will be released to holders of these 10 1/8% senior subordinated notes on August 22.

This concludes our formal remarks. I’ll now turn the call over to the Operator to moderate the question-and-answer session.

Thank you.

Operator: Thank you. The question-and-answer session will be conducted electronically. If you wish to ask a question, you may do so by pressing the star key followed by the digit one on your touch-tone telephone. If you’re using a speakerphone, please make sure your mute function is turned off so your signal can reach our equipment. Once again, that is star one to ask a question, and we’ll pause for a moment to assemble our queue.

As a reminder, that is star one to ask a question. We’ll take our first question from Julie Grey with RiverSource Investments.

Julie Grey: Hello. Can you go into a little bit what your same-station radio growth was for the quarter, break it out between, you know – break out the acquisitions for us?

Lenard Liberman: Yes. No, I won’t provide specific station information versus the acquisition. But, overall radio growth was positive, and we had positive radio growth on an organic basis as well.

Julie Grey: OK, turning to the TV side, perhaps, the 1 percent revenue growth, can you reconcile that with the strong ratings that you’re seeing in those markets? I guess I was wondering if TV revenues would’ve been a little bit stronger than that.

Lenard Liberman: Yes, we would like them to be. We’ve had some issues on the national side, which I think we’re correcting in the third quarter of this year. Certainly, it’s a source of focus for us right now. But, absolutely we’d expect much greater revenue growth, but we’ve had some setbacks on the national side, which we’re addressing, and we hope to correct in this quarter.

Julie Grey: All right. Thank you.

Lenard Liberman: Thank you.

Operator: As a reminder, that is star one to ask a question. And there are no questions at this time. Mr. Liberman, I’ll turn it back to you for any closing or additional remarks.

Lenard Liberman: Thank you, everyone, for participating, and thank you, Operator.

Operator: That does conclude our conference for today. We thank you for your participation and have a wonderful day.

END